2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) –?(914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Fourth-Quarter and Full-Year 2013 Earnings

•	4Q13 Adjusted Net Income of $41.8 Million, $1.66 per Share

•	Full-Year Adjusted Net Income of $96.8 Million, $3.78 per Share

•	4Q13 Reported Net Income of $30.0 Million, $1.19 per Share

•	Full-Year Reported Net Income of $93.8 Million, $3.66 per Share

PURCHASE, N.Y., February 12, 2014 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating solutions, today announced adjusted net income attributable to common stockholders of $41.8 million, or $1.66 per diluted share, for the three months ended December 31, 2013, compared with $48.7 million, or $1.83 per diluted share, for the three months ended December 31, 2012.

On a reported basis, fourth-quarter 2013 net income attributable to common stockholders totaled $30.0 million, or $1.19 per diluted share, compared with $52.4 million, or $1.97 per diluted share, in the fourth quarter of 2012.

Free cash flow of $92.3 million in the fourth quarter of 2013 compared with $53.3 million in the fourth quarter of 2012.

“Earnings in the fourth quarter of 2013 were led by our ACMI operations, a strong contribution by our Commercial Charter segment, which reported a profit for the full year, and growth in our Dry Leasing business,” said William J. Flynn, President and Chief Executive Officer. “Results were also affected by a substantial reduction in AMC Charter volumes and segment contribution, reflecting lower demand levels than previously forecast by the military.

“Earnings in Commercial Charter were driven by a sharp increase in block hours flown by our aircraft as global-market peak-season volumes picked up in late October through December.

“Operating results during the quarter were supported by the investments we’ve made to strengthen and diversify our business mix, including our 747-8 freighters in ACMI; the addition of 777 freighters with predictable, long-term revenue and earnings streams in Dry Leasing; our expanding 767 service; growing CMI operations within ACMI; VIP and other passenger charters; and ongoing continuous improvement initiatives.”

Reported results for the period reflected our decision to reduce our operating fleet by two aircraft. In December, we permanently parked two 747-400BCFs that we had leased following delays in the delivery of our 747-8 freighters. As a consequence, our reported earnings included a special charge related to the termination of the operating leases for these BCFs.

Fourth-Quarter Results

Increased revenues, higher volumes and profitability in our ACMI business during the fourth quarter were driven by our new 747-8Fs, with an average of 1.7 additional -8F aircraft in service compared with the fourth quarter of 2012; higher rates per block hour for our -8Fs; and the continued ramp up and expansion of CMI service. ACMI customers also continued to fly above minimum contract levels. These results were offset by a lower average utilization for all aircraft in the segment and an increase in maintenance expense due to the timing of required initial airframe checks on our first three -8F aircraft.

In Dry Leasing, revenue and profitability grew following the acquisition of one 777-200LRF aircraft in March 2013 and two 777-200LRF aircraft in July 2013. Each aircraft was acquired with a long-term customer lease already in place.

In AMC Charter, a reduction in cargo and passenger block hours, as well as a reduced number of one-way AMC missions and a change in the proportion of those missions from outbound U.S. to inbound U.S., led to a significant decline in segment contribution. Lower average cargo and passenger revenue per block hour during the period stemmed from a reduction in the average pegged fuel price set by the U.S. military.

Profitability in Commercial Charter primarily reflected an increase in volumes and an improvement in aircraft utilization compared with the fourth quarter of 2012. Charter operations during the quarter benefited from the redeployment of 747-400 and 747-8F aircraft during ACMI marketing periods, higher rates on 747-8F aircraft, and passenger charters for sporting events, concert tours, VIP and other private charters. Market airfreight yields improved on a seasonal basis during the period, but remained under pressure overall.

Reported fourth-quarter results included a special charge of $18.6 million, primarily related to a lease termination charge for the two 747-400BCFs parked in December.

Reported earnings for the fourth quarter of 2013 also included an effective income tax rate of 30.7%, reflecting the ongoing beneficial impact of lower taxes for certain foreign subsidiaries in our Dry Leasing business.

Full-Year Results

For the twelve months ended December 31, 2013, adjusted net income attributable to common stockholders totaled $96.8 million, or $3.78 per diluted share, compared with $127.0 million, or $4.78 per diluted share, for the twelve months ended December 31, 2012.

On a reported basis, full-year 2013 net income attributable to common stockholders totaled $93.8 million, or $3.66 per diluted share, compared with $129.9 million, or $4.89 per diluted share, in 2012.

Reported earnings in 2013 included an effective income tax rate of 20.2%, mostly due to the tax treatment of extraterritorial income from the offshore leasing of certain of our aircraft. In addition, the effective rate reflected the net impact of the resolution of certain income tax liabilities.

Free cash flow in 2013 increased to $273.1 million from $208.5 million in 2012.

Cash and Short-Term Investments

At December 31, 2013, our cash, cash equivalents, short-term investments and restricted cash totaled $339.2 million, compared with $419.9 million at December 31, 2012.

The change in position reflected cash provided by operating and financing activities offset by cash used for investing activities.

Net cash used for investing activities during 2013 primarily related to the purchase of two 747-8F aircraft as well as three 777-200LRF aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. Those proceeds were partially offset by payments on debt obligations and debt issuance costs.

Share Repurchases

During the year ended December 31, 2013, we repurchased a total of 1,723,577 shares, or 6.5%, of our outstanding common stock at December 31, 2012.

Future repurchases under our remaining $60 million authority may be made at our discretion, with the actual timing, form and amount dependent on company and market conditions.

Outlook

We enter 2014 confident about the resilience of our business model and our ability to leverage the scale and efficiencies in our operations. Reflecting the business initiatives we have undertaken and the investments we have made, we have transformed the company to deliver meaningful earnings in any environment.

Our current outlook reflects two primary considerations.

One, as U.S. military activities overseas are scaled down, the military’s demand for outsourced airlift, particularly cargo airfreight, also declines. Our most recent indication is that the decline will be steeper and faster than previously forecasted by the military. For 2014, we estimate that this decline will reduce earnings by approximately $0.70 per share from 2013 levels.

Two, global airfreight volumes have been essentially flat for the last three years. Atlas has remained healthy and profitable throughout this period by capitalizing on strategic initiatives to strengthen and diversify our business mix; generate operating efficiencies and continuous improvement gains; and enhance our portfolio of assets and services.

Should 2014 be the inflection point when growth returns to commercial airfreight, our business initiatives and the investments we have made have positioned Atlas to be one of the prime beneficiaries. If 2014 remains flat, we expect results to approximate 2013, excluding the $0.70 per share decline in AMC Charter.

At this point of the year, there is limited visibility into second-half airfreight market demand. We expect to be profitable in the first quarter, which is usually the lowest volume-generating and highest maintenance expense quarter of the year. Typically, the majority of our earnings are generated in the second half, and we will update our expectations as the year progresses.

For the full year, we expect total block hours to be several percentage points lower than 2013 block hours, with more than 70% in ACMI, less than 10% in AMC Charter, and the balance in Commercial Charter. Our Dry Leasing segment should show dramatic growth. Depreciation and heavy maintenance expense should each increase by about $10 million over 2013. As always, line maintenance will depend on block hours operated. In addition, we anticipate an effective book income tax rate of approximately 30%.

Mr. Flynn added: “As we have noted previously, airfreight remains a long-term growth industry despite current market challenges. We have transformed our business and expect to be profitable in any environment. We are well-positioned to capitalize on market improvements and to continue to focus on the long-term growth of our business. With a resilient business model, substantial operating leverage, strong customer relationships and a superior fleet, we continue to strengthen our competitive position and generate substantial free cash flow, which will enhance stockholder value.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s fourth-quarter and full-year 2013 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, February 12, 2014.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the fourth-quarter call) or at the following Web address:

http://www.media-server.com/m/p/kkdeegog

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through February 19 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 50793956#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2014 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating Revenue
ACMI	$202,297	$189,343	$755,008	$682,189
AMC Charter	68,501	111,378	356,340	488,063
Commercial Charter	182,624	144,425	496,112	450,277
Dry Leasing	13,324	2,979	35,168	11,843
Other	3,855	4,647	14,272	13,660

Total Operating Revenue	$470,601	$452,772	$1,656,900	$1,646,032

Operating Expenses
Aircraft fuel	120,818	125,204	410,353	436,618
Salaries, wages and benefits	79,920	78,241	299,136	293,881
Maintenance, materials and repairs	29,820	28,194	162,972	165,069
Aircraft rent	41,662	38,452	160,415	154,968
Navigation fees, landing fees, and other rent	31,882	17,815	90,733	71,698
Depreciation and amortization	24,549	17,683	86,389	62,475
Passenger and ground handling services	20,394	19,786	72,503	69,886
Travel	17,935	14,272	61,420	56,461
Loss (gain) on disposal of aircraft	272	-	351	(2,417)
Special charge	18,642	-	18,642	—
Other	26,680	25,596	107,196	110,902

Total Operating Expenses	412,574	365,243	1,470,110	1,419,541

Operating Income	58,027	87,529	186,790	226,491

Non-operating Expenses (Income)
Interest income	(4,810)	(5,007)	(19,813)	(19,636)
Interest expense	21,948	17,934	83,659	64,532
Capitalized interest	(365)	(2,371)	(2,350)	(18,727)
Loss on early extinguishment of debt	-	291	5,518	576
Other expense (income), net	539	(5,983)	1,954	(5,529)

Total Non-operating Expenses	17,312	4,864	68,968	21,216
Income before income taxes	40,715	82,665	117,822	205,275
Income tax expense	12,513	29,662	23,833	75,561

Net Income	28,202	53,003	93,989	129,714
Less: Net income (loss) attributable
to noncontrolling interests	(1,756)	621	152	(213)

Net Income Attributable
to Common Stockholders	$29,958	$52,382	$93,837	$129,927

Earnings per share:
Basic	$1.20	$1.98	$3.67	$4.92

Diluted	$1.19	$1.97	$3.66	$4.89

Weighted average shares:
Basic	25,039	26,444	25,541	26,419

Diluted	25,159	26,615	25,627	26,549

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		December 31 ,
		2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents		$321,816	$409,763
Short-term investments		10,904	10,119
Restricted cash		6,491	¯
Accounts receivable, net of allowance of $1,402 and $3,172, respectively		132,159	127,704
Prepaid maintenance		31,620	22,293
Deferred taxes		54,001	26,390
Prepaid expenses and other current assets		36,962	36,726

Total current assets		593,953	632,995
Property and Equipment
Flight equipment		2,969,379	2,209,782
Ground equipment		46,951	39,230
	Less: accumulated depreciation	(256,685)	(185,419)
Purchase deposits for flight equipment		69,320	147,946

Property and equipment, net		2,828,965	2,211,539
Other Assets
Long-term investments and accrued interest		130,267	140,498
Deposits and other assets		131,216	132,120
Intangible assets, net		33,858	35,533

Total Assets		$3,718,259	$3,152,685

Liabilities and Equity
Current Liabilities
Accounts payable		$65,367	$20,789
Accrued liabilities		194,292	152,467
Current portion of long-term debt[1,2]		157,486	154,760

Total current liabilities		417,145	328,016
Other Liabilities
Long-term debt[1,2]		1,539,139	1,149,282
Deferred taxes		373,735	315,949
Other liabilities		66,115	71,334

Total other liabilities		1,978,989	1,536,565
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,200,213 and
	27,672,924 shares issued, 25,038,629 and 26,443,441, shares outstanding
	(net of treasury stock), as of December 31, 2013 and December 31, 2012, respectively	282	277
Additional paid-in-capital		561,481	544,421
Treasury stock, at cost; 3,161,584 and 1,229,483 shares, respectively		(125,826)	(44,850)
Accumulated other comprehensive loss		(10,677)	(14,263)
Retained earnings		892,513	798,676

Total stockholders’ equity		1,317,773	1,284,261
Noncontrolling interest		4,352	3,843

Total equity		1,322,125	1,288,104

Total Liabilities and Equity		$3,718,259	$3,152,685

1 Balance sheet debt at December 31, 2013 totaled $1,696.6 million, including the impact of $41.4 million of unamortized discount.

2 The face value of our debt at December 31, 2013 totaled $1,738.0 million, compared with $1,350.8 million on December 31, 2012.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Twelve Months Ended
	December 31, 2013	December 31, 2012
Operating Activities:
Net Income Attributable to Common Stockholders	$93,837	$129,927
Net income (loss) attributable to noncontrolling interests	152	(213)

Net Income	93,989	129,714
Adjustments to reconcile Net Income
to net cash provided by operating activities:
Depreciation and amortization	101,671	72,194
Accretion of debt securities discount	(8,889)	(8,560)
Provision for allowance for doubtful accounts	178	837
Special charge	18,642	—
Loss on early extinguishment of debt	5,518	576
Loss (gain) on disposal of aircraft	351	(2,417)
Deferred taxes	22,856	75,365
Stock-based compensation expense	16,690	18,202
Changes in:
Accounts receivable	(6,029)	(25,217)
Prepaid expenses and other current assets	(4,298)	48,213
Deposits and other assets	4,106	(26,027)
Accounts payable and accrued liabilities	60,215	(24,383)

Net cash provided by operating activities	305,000	258,497
Investing Activities:
Capital expenditures	(29,531)	(31,266)
Purchase deposits and delivery payments for flight equipment	(573,416)	(520,770)
Changes in restricted cash	(6,491)	—
Investment in debt securities	-	(6,658)
Proceeds from short-term investments	5,569	4,342
Proceeds from insurance	9,109	3,300
Proceeds from disposal of aircraft	4,780	3,215

Net cash used for investing activities	(589,980)	(547,837)
Financing Activities:
Proceeds from debt issuance	709,484	1,211,560
Refund of accelerated share repurchase	21,886	-
Prepayment of accelerated share repurchase	(21,886)	-
Purchase of treasury stock	(80,976)	(3,351)
Excess tax benefit from stock-based compensation expense	465	551
Payment of debt issuance costs	(19,769)	(34,141)
Payments of debt	(412,171)	(662,627)

Net cash provided by financing activities	197,033	511,992
Net (decrease) increase in cash and cash equivalents	(87,947)	222,652
Cash and cash equivalents at the beginning of period	409,763	187,111

Cash and cash equivalents at the end of period	$321,816	$409,763

Non-cash Investing and Financing Activities:
Acquisition of flight equipment and assumed debt	$90,498	$-

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$21,823	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating Revenue:
ACMI	$202,297	$189,343	$755,008	$682,189
AMC Charter	68,501	111,378	356,340	488,063
Commercial Charter	182,624	144,425	496,112	450,277
Dry Leasing	13,324	2,979	35,168	11,843
Other	3,855	4,647	14,272	13,660
Total Operating Revenue	$470,601	$452,772	$1,656,900	$1,646,032
Direct Contribution:
ACMI	$70,235	$74,924	$227,829	$191,497
AMC Charter	12,346	23,589	52,489	99,591
Commercial Charter	15,080	16,520	57	32,079
Dry Leasing	5,723	631	14,017	4,598
Total Direct Contribution for Reportable Segments	$ 103,384	$115,664	$294,392	$327,765
Unallocated income and expenses, net	(43,755)	(32,708)	(152,059)	(124,331)
Special charge	(18,642)	-	(18,642)	—
Loss on early extinguishment of debt	-	(291)	(5,518)	(576)
Loss (gain) on disposal of aircraft	(272)	-	(351)	2,417
Income before Income Taxes	40,715	82,665	117,822	205,275
Interest income	(4,810)	(5,007)	(19,813)	(19,636)
Interest expense	21,948	17,934	83,659	64,532
Capitalized interest	(365)	(2,371)	(2,350)	(18,727)
Loss on early extinguishment of debt	-	291	5,518	576
Other expense (income), net	539	(5,983)	1,954	(5,529)
Operating Income	$58,027	$87,529	$186,790	$226,491

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, losses (gains) on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2013	December 31, 2012	Percent Change

Net Income Attributable to Common Stockholders	$29,958	$52,382	(42.8%)
After-tax impact from:
Special charge[1]	11,714	—
Loss on early extinguishment of debt[2]	-	185
Fleet retirement costs[3]	-	159
Insurance gain[4]	—	(4,032)
Loss (gain) on disposal of aircraft	174	—

Adjusted Net Income Attributable to Common Stockholders	$41,846	$48,694	(14.1%)

Diluted EPS	$1.19	$1.97	(39.6%)
After-tax impact from:
Special charge[1]	0.47	—
Loss on early extinguishment of debt[2]	-	0.01
Fleet retirement costs[3]	-	0.01
Insurance gain[4]	—	(0.15)
Loss (gain) on disposal of aircraft	0.01	—

Adjusted Diluted EPS	$1.66[5]	$1.83[5]	(9.3%)

	For the Twelve Months Ended

	December 31, 2013	December 31, 2012	Percent Change

Net Income Attributable to Common Stockholders	$93,837	$129,927	(27.8%)
After-tax impact from:
Special charge[1]	11,714
Loss on early extinguishment of debt[2]	5,160	367
Fleet retirement costs[3]	-	2,252
ETI tax benefit	(14,160)	-
Insurance gain[4]	—	(4,032)
Loss (gain) on disposal of aircraft	224	(1,540)

Adjusted Net Income Attributable to Common Stockholders	$96,775	$126,974	(23.8%)

Diluted EPS	$3.66	$4.89	(25.2%)
After-tax impact from:
Special charge[1]	0.46	—
Loss on early extinguishment of debt[2]	0.20	0.01
Fleet retirement costs[3]	-	0.08
ETI tax benefit	(0.55)	-
Insurance gain[4]	—	(0.15)
Loss (gain) on disposal of aircraft	0.01	(0.06)

Adjusted Diluted EPS	$3.78	$4.78[5]	(20.9%)

[1]	Included in Special charge in 2013 are lease termination charges related to two 747-400BCFs and an impairment charge for a customer intangible.

2 Loss on early extinguishment of debt was related to the financing of 747-8F and 777-200LRF aircraft.

[3]	Fleet retirement costs in 2012 included incremental employee costs related to the retirement of our 747-200 fleet.

4 Insurance gain in 2012 related to flood damage at a warehouse.

5 Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	December 31, 2013	December 31, 2012

Net Cash Provided by Operating Activities	$97,334	$60,191
Less:
Capital expenditures	4,671	4,534
Capitalized interest	365	2,371

Free Cash Flow[1]	$92,298	$53,286

	For the Twelve Months Ended
	December 31, 2013	December 31, 2012
Net Cash Provided by Operating Activities	$305,000	$258,497
Less:
Capital expenditures	29,531	31,266
Capitalized interest	2,350	18,727

Free Cash Flow[1]	$273,119	$208,504

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Income before income taxes	$40,715	$82,665	$117,822	$205,275
Special Charge[1]	18,642	-	18,642	—
Fleet retirement costs[2]	-	249	-	3,535
Loss on early extinguishment of debt	-	291	5,518	576
Insurance gain[3]	-	(6,329)	-	(6,329)
Loss (gain) on disposal of aircraft	272	-	351	(2,417)
Adjusted pretax income	59,629	76,876	142,333	200,640
Interest (income) expense, net	16,773	10,556	61,496	26,169
Other non-operating expenses (income)	539	346	1,954	800
Adjusted operating income	76,941	87,778	205,783	227,609
Depreciation and amortization	24,549	17,683	86,389	62,475
EBITDA, as adjusted[4]	101,490	105,461	292,172	290,084
Aircraft rent	41,662	38,452	160,415	154,968
EBITDAR, as adjusted[5]	$143,152	$143,913	$452,587	$445,052

[1]	Included in Special charge in 2013 are lease termination charges related to two 747-400BCFs and an impairment charge for a customer intangible.

[2]	Fleet retirement costs included incremental employee costs related to the retirement of our 747-200 fleet.

3 Insurance gain in 2012 related to flood damage at a warehouse.

[4]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, special charge, fleet retirement costs, loss on early extinguishment of debt, insurance gain and loss (gain) on disposal of aircraft, as applicable.

[5]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, special charge, fleet retirement costs, loss on early extinguishment of debt, insurance gain and loss (gain) on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Twelve Months Ended
		December 31,		Increase/	December 31,		Increase/
		2013	2012	(Decrease)	2013	2012	(Decrease)
Block Hours
ACMI		30,084	28,432	1,652	115,358	107,130	8,228
AMC Charter
Cargo		1,036	2,271	(1,235)	6,331	10,423	(4,092)
Passenger		2,454	2,902	(448)	10,718	12,024	(1,306)
Commercial Charter		9,120	7,204	1,916	25,480	21,965	3,515
Nonrevenue		395	257	138	1,050	1,165	(115)

Total Block Hours		43,089	41,066	2,023	158,937	152,707	6,230

Revenue Per Block Hour
ACMI		$6,724	$6,660	$64	$6,545	$6,368	$177
AMC Charter		19,628	21,531	(1,903)	20,901	21,743	(842)
Cargo		20,328	23,339	(3,011)	22,299	23,677	(1,378)
Passenger		19,332	20,115	(783)	20,075	20,066	9
Commercial Charter		20,025	20,048	(23)	19,471	20,500	(1,029)
Average Utilization (block hours per day)
ACMI[1]		9.6	11.2	(1.6)	10.2	12.0	(1.8)
AMC Charter
Cargo		10.2	9.9	0.3	6.9	9.2	(2.3)
Passenger		6.8	7.5	(0.7)	7.2	8.2	(1.0)
Commercial Charter		11.0	9.9	1.1	7.9	9.4	(1.5)

	All Operating Aircraft[1,2]	9.7	10.6	(0.9)	9.4	11.0	(1.6)
Fuel
AMC
	Average fuel cost
	per gallon	$3.35	$3.63	$(0.28)	$3.57	$3.35	$0.22
	Fuel gallons	8,317	13,270	(4,953)	42,164	58,178	(16,014)
	consumed (000s)
Commercial Charter
	Average fuel cost
	per gallon	$3.14	$3.27	$(0.13)	$3.14	$3.32	$(0.18)
	Fuel gallons	29,575	23,576	5,999	82,785	72,834	9,951
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the fourth quarter and full-year 2013 reflect the impact of increases in the number of CMI aircraft and
	amount of CMI flying compared with the same periods of 2012.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Twelve Months Ended
December 31,		Increase/	December 31,		Increase/
2013	2012	(Decrease)	2013	2012	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.0	6.3	1.7	7.8	4.3	3.5
747-400 Cargo[2]	16.4	15.3	1.1	14.4	16.4	(2.0)
767-300 Cargo	2.0	—	2.0	1.8	—	1.8
767-200 Cargo	5.0	4.5	0.5	5.0	2.5	2.5
747-400 Passenger	1.7	1.1	0.6	1.3	1.1	0.2
767-300 Passenger	—	0.4	(0.4)	0.2	0.1	0.1
767-200 Passenger	1.0	—	1.0	0.5	—	0.5

Total	34.1	27.6	6.5	31.0	24.4	6.6
AMC Charter
747-400 Cargo	1.1	2.5	(1.4)	2.5	2.9	(0.4)
747-200 Cargo	—	—	—	—	0.2	(0.2)
747-400 Passenger	1.2	1.8	(0.6)	1.5	1.7	(0.2)
767-300 Passenger	2.7	2.4	0.3	2.6	2.3	0.3

Total	5.0	6.7	(1.7)	6.6	7.1	(0.5)
Commercial Charter
747-8F Cargo	0.9	—	0.9	0.6	—	0.6
747-400 Cargo	7.7	7.6	0.1	7.8	5.8	2.0
747-200 Cargo	—	—	—	—	0.2	(0.2)
747-400 Passenger	0.1	0.1	—	0.2	0.2	—
767-300 Passenger	0.3	0.2	0.1	0.2	0.2	—

Total	9.0	7.9	1.1	8.8	6.4	2.4
Dry Leasing
777-200 Cargo	3.0	—	3.0	1.7	—	1.7
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	0.4	0.6
737-800 Passenger	2.0	2.0	—	2.0	2.0	—

Total	7.0	4.0	3.0	5.7	3.4	2.3

Total Operating Aircraft	55.1	46.2	8.9	52.1	41.3	10.8

Out of Service[3]	1.1	-	1.1	0.9	-	0.9

[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Includes 2.6 and 1.5 Large Cargo Freighters in the three-month periods ended December 31, 2013 and 2012, respectively. Includes 1.8 and 1.2 Large Cargo Freighters in the twelve-month periods ended December
31, 2013 and 2012, respectively.

[3] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.